Pricing Supplement dated September 25, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================
[RBC LOGO]                                   $38,532,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C
================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to forty-seven
                              (47) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 September 25, 2007

Issuance Date:                September 28, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

         Valuation Date:      December 24, 2007

         Maturity Date:       December 28, 2007

         Coupon Payment       October 29, 2007, November 28, 2007, and December
         Date (s):            28, 2007

Six Month Notes:

         Valuation Date:      March 25, 2008

         Maturity Date:       March 28, 2008

         Coupon Payment       October 29, 2007, November 28, 2007, December 28,
         Date (s):            2007, January 28, 2008, February 28, 2008, and
                              March 28, 2008

Twelve Month Notes:

         Valuation Date:      September 25, 2008

         Maturity Date:       September 30, 2008

         Coupon Payment       October 29, 2007, November 28, 2007, December 28,
         Date (s):            2007, January 28, 2008, February 28, 2008, March
                              28, 2008, April 28, 2008, May 28, 2008, June 30,
                              2008, July 28, 2008, August 28, 2008 and September
                              30, 2008

Reference Stock:

No.     Principal  Reference Stock                   Ticker   Coupon   Strike    Barrier     Term       Monitoring         CUSIP
---     ---------- ---------------                   ------   ------   ------    -------     ----       ----------         -----
        Amount                                                 Rate    Price      Price                   Method
        ------                                                 ----    -----      -----                   ------
291     $136,000   Goldcorp, Inc.                      GG     13.30%    $29.72   $23.78    3 month   Close of Trading Day  78008ESX6

292     $927,000   Diana Shipping Inc.                DSX     21.20%    $28.57   $22.86    3 month   Close of Trading Day  78008ESY4

294     $4,966,000 General Motors Corporation          GM     18.15%    $34.42   $24.09    3 month   Close of Trading Day  78008ETA5

295     $2,454,000 Citigroup Inc.                      C       9.40%    $46.31   $37.05    3 month   Close of Trading Day  78008ETB3

296     $165,000   Intercontinental Exchange Inc.     ICE     17.85%   $151.15  $120.92    3 month   Close of Trading Day  78008ETC1

297     $805,000   Nymex Holdings, Inc.               NMX     19.05%   $125.70  $100.56    3 month   Close of Trading Day  78008ETD9

298     $852,000   NYSE Euronext                      NYX     13.60%    $76.91   $61.53    3 month   Close of Trading Day  78008ETE7

299     $666,000   DryShips Inc.                      DRYS    18.60%    $87.60   $56.94    3 month   Close of Trading Day  78008ETF4

300     $40,000    Juniper Networks, Inc.             JNPR    13.60%    $35.72   $28.58    3 month   Close of Trading Day  78008ETH0

301     $338,000   Arch Coal, Inc.                    ACI     14.00%    $32.87   $26.30    3 month   Close of Trading Day  78008ETJ6

302     $862,000   Advanced Micro Devices, Inc.       AMD     24.90%    $13.81   $11.05    3 month   Close of Trading Day  78008ETK3

303     $146,000   General Motors Corporation          GM     26.40%    $34.42   $27.54    3 month   Close of Trading Day  78008ETL1

304     $427,000   Titanium Metals Corporation        TIE     16.55%    $33.96   $27.17    3 month   Close of Trading Day  78008ETM9

305     $170,000   Southwestern Energy Company        SWN     15.50%    $42.03   $33.62    3 month   Close of Trading Day  78008ETN7

306     $1,409,000 NutriSystem, Inc.                  NTRI    22.35%    $49.00   $34.30    3 month   Close of Trading Day  78008ETP2

307     $1,184,000 Elan Corporation                   ELN     21.30%    $20.65   $14.46    3 month   Close of Trading Day  78008ETQ0

308     $10,000    eBay Inc.                          EBAY     8.95%    $39.07   $31.26    3 month   Close of Trading Day  78008ETR8

309     $45,000    Ceragon Networks Ltd.              CRNT    21.65%    $17.55   $14.04    3 month   Close of Trading Day  78008EVA2

310     $914,000   Blue Nile, Inc.                    NILE    28.75%   $100.00   $80.00    3 month   Close of Trading Day  78008EVB0

311     $7,281,000 General Motors Corporation          GM     16.00%    $34.42   $20.65    6 month   Close of Trading Day  78008ETS6

312     $1,223,000 JPMorgan Chase & Co.               JPM     12.15%    $46.10   $36.88    6 month   Close of Trading Day  78008ETT4

313     $155,000   Johnson Controls, Inc.             JCI     10.25%   $113.88   $91.10    6 month   Close of Trading Day  78008ETU1

314     $205,000   The AES Corporation                AES     11.80%    $20.28   $16.22    6 month   Close of Trading Day  78008ETV9

315     $591,000   General Motors Corporation          GM     19.85%    $34.42   $24.09    6 month   Close of Trading Day  78008ETW7

316     $2,917,000 Apple, Inc.                        AAPL    15.25%   $153.18  $107.23    6 month   Close of Trading Day  78008ETX5

317     $35,000    Las Vegas Sands Corp.              LVS     14.20%   $139.71   $97.80    6 month   Close of Trading Day  78008ETY3

318     $135,000   Baidu.com, Inc.                    BIDU    18.40%   $299.93  $209.95    6 month   Close of Trading Day  78008ETZ0

319     $35,000    Coach, Inc.                        COH     10.90%    $46.96   $32.87    6 month   Close of Trading Day  78008EUA3

321     $84,000    Mylan Laboratories Inc.            MYL     10.50%    $15.35   $10.75    6 month   Close of Trading Day  78008EUC9

322     $87,000    MEMC Electronic Materials, Inc.    WFR     14.95%    $62.89   $44.02    6 month   Close of Trading Day  78008EUD7

323     $95,000    Joy Global Inc.                    JOYG    13.70%    $48.96   $34.27    6 month   Close of Trading Day  78008EUE5

324     $50,000    Core Laboratories N.V.             CLB      9.30%   $120.88   $96.70    6 month   Close of Trading Day  78008EUF2

325     $15,000    Kimco Realty Corporation           KIM      9.25%    $45.02   $31.51    6 month   Close of Trading Day  78008EUG0

326     $525,000   Cutera, Inc.                       CUTR    13.35%    $26.55   $18.59    6 month   Close of Trading Day  78008EUH8

327     $5,000     Helix Energy Solutions Group Inc.  HLX     12.35%    $41.35   $33.08    6 month   Close of Trading Day  78008EUJ4

328     $2,367,000 Citigroup Inc.                      C      11.00%    $46.31   $37.05    6 month   Close of Trading Day  78008EUK1

331     $25,000    General Electric Company            GE      8.50%    $41.10   $36.99    6 month   Close of Trading Day  78008EUN5

334     $30,000    Rackable Systems Inc.              RACK    18.10%    $12.65    $8.86    6 month   Close of Trading Day  78008EUR6

335     $2,130,000 KeyCorp                            KEY      9.10%    $32.70   $26.16    6 month   Close of Trading Day  78008EUY1

336     $375,000   General Motors Corporation          GM     17.55%    $34.42   $22.37    6 month   Close of Trading Day  78008EUZ8

337     $270,000   JPMorgan Chase & Co.               JPM      9.35%    $46.10   $36.88    12 month  Close of Trading Day  78008EUS4

338     $437,000   JetBlue Airways Corporation        JBLU    15.15%     $9.03    $6.32    12 month  Close of Trading Day  78008EUT2

339     $517,000   Schlumberger Limited               SLB      9.30%   $104.62   $78.47    12 month  Close of Trading Day  78008EUU9

340     $417,000   Southwestern Energy Company        SWN     11.40%    $42.03   $29.42    12 month  Close of Trading Day  78008EUV7

341     $134,000   Corning Incorporated               GLW     10.55%    $24.09   $19.27    12 month  Close of Trading Day  78008EUW5

342     $1,041,000 NutriSystem Inc.                   NTRI    18.10%    $49.00   $29.40    12 month  Close of Trading Day  78008EUX3

346     $835,000   NutriSystem Inc.                   NTRI    17.75%    $49.00   $29.40    6 month   Close of Trading Day  78008EVK0

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note
RevCon 291                              100%                         1.50%                       98.50%
                                        $136,000                     $2,040.00                    $133,960.00

RevCon 292                              100%                         1.75%                       98.25%
                                        $927,000                     $16,222.50                   $910,777.50

RevCon 294                              100%                         1.75%                       98.25%
                                        $4,966,000                   $86,905.00                   $4,879,095.00

RevCon 295                              100%                         1.75%                       98.25%
                                        $2,454,000                   $42,945.00                   $2,411,055.00

RevCon 296                              100%                         1.50%                       98.50%
                                        $165,000                     $2,475.00                    $162,525.00

RevCon 297                              100%                         1.75%                       98.25%
                                        $805,000                     $14,087.50                   $790,912.50

RevCon 298                              100%                         1.25%                       98.75%
                                        $852,000                     $10,650.00                   $841,350.00

RevCon 299                              100%                         1.50%                       98.50%
                                        $666,000                     $9,990.00                    $656,010.00

RevCon 300                              100%                         1.50%                       98.50%
                                        $40,000                      $600.00                      $39,400.00

RevCon 301                              100%                         1.50%                       98.50%
                                        $338,000                     $5,070.00                    $332,930.00

RevCon 302                              100%                         1.75%                       98.25%
                                        $862,000                     $15,085.00                   $846,915.00

RevCon 303                              100%                         1.50%                       98.50%
                                        $146,000                     $2,190.00                    $143,810.00

RevCon 304                              100%                         1.50%                       98.50%
                                        $427,000                     $6,405.00                    $420,595.00

RevCon 305                              100%                         1.50%                       98.50%
                                        $170,000                     $2,550.00                    $167,450.00

RevCon 306                              100%                         1.75%                       98.25%
                                        $1,409,000                   $24,657.50                   $1,384,342.50

RevCon 307                              100%                         1.75%                       98.25%
                                        $1,184,000                   $20,720.00                   $1,163,280.00

RevCon 308                              100%                         1.25%                       98.75%
                                        $10,000                      $125.00                      $9,875.00

                                      P-4

RevCon 309                              100%                         1.50%                       98.50%
                                        $45,000                      $675.00                      $44,325.00

RevCon 310                              100%                         1.25%                       98.75%
                                        $914,000                     $11,425.00                   $902,575.00

RevCon 311                              100%                         2.00%                       98.00%
                                        $7,281,000                   $145,620.00                  $7,135,380.00

RevCon 312                              100%                         2.00%                       98.00%
                                        $1,223,000                   $24,460.00                   $1,198,540.00

RevCon 313                              100%                         1.50%                       98.50%
                                        $155,000                     $2,325.00                    $152,675.00

RevCon 314                              100%                         2.00%                       98.00%
                                        $205,000                     $4,100.00                    $200,900.00

RevCon 315                              100%                         1.75%                       98.25%
                                        $591,000                     $10,342.50                   $580,657.50

RevCon 316                              100%                         2.00%                       98.00%
                                        $2,917,000                   $58,340.00                   $2,858,660.00

RevCon 317                              100%                         1.50%                       98.50%
                                        $35,000                      $525.00                      $34,475.00

RevCon 318                              100%                         1.75%                       98.25%
                                        $135,000                     $2,362.50                    $132,637.50

RevCon 319                              100%                         1.50%                       98.50%
                                        $35,000                      $525.00                      $34,475.00

RevCon 321                              100%                         1.75%                       98.25%
                                        $84,000                      $1,470.00                    $82,530.00

RevCon 322                              100%                         2.00%                       98.00%
                                        $87,000                      $1,740.00                    $85,260.00

RevCon 323                              100%                         1.75%                       98.25%
                                        $95,000                      $1,662.50                    $93,337.50

RevCon 324                              100%                         1.50%                       98.50%
                                        $50,000                      $750.00                      $49,250.00

RevCon 325                              100%                         1.50%                       98.50%
                                        $15,000                      $225.00                      $14,775.00

RevCon 326                              100%                         1.50%                       98.50%
                                        $525,000                     $7,875.00                    $517,125.00

RevCon 327                              100%                         1.50%                       98.50%
                                        $5,000                       $75.00                       $4,925.00

RevCon 328                              100%                         1.75%                       98.25%
                                        $2,367,000                   $41,422.50                   $2,325,577.50

                                      P-5

RevCon 331                              100%                         1.50%                       98.50%
                                        $25,000                      $375.00                      $24,625.00

RevCon 334                              100%                         2.00%                       98.00%
                                        $30,000                      $600.00                      $29,400.00

RevCon 335                              100%                         1.50%                       98.50%
                                        $2,130,000                   $31,950.00                   $2,098,050.00

RevCon 336                              100%                         1.75%                       98.25%
                                        $375,000                     $6,562.50                    $368,437.50

RevCon 337                              100%                         2.75%                       97.25%
                                        $270,000                     $7,425.00                    $262,575.00

RevCon 338                              100%                         2.00%                       98.00%
                                        $437,000                     $8,740.00                    $428,260.00

RevCon 339                              100%                         2.50%                       97.50%
                                        $517,000                     $12,925.00                   $504,075.00

RevCon 340                              100%                         2.75%                       97.25%
                                        $417,000                     $11,467.50                   $405,532.50

RevCon 341                              100%                         2.00%                       98.00%
                                        $134,000                     $2,680.00                    $131,320.00

RevCon 342                              100%                         2.50%                       97.50%
                                        $1,041,000                   $26,025.00                   $1,014,975.00

RevCon 346                              100%                         1.50%                       98.50%
                                        $835,000                     $12,525.00                   $822,475.00

                         RBC Capital Markets Corporation
                               September 25, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.




                                       If the closing           If the closing
                                     market price of the     market price of the
                                       Reference Stock         Reference Stock
                                     does not fall below       falls below the
                                     the Barrier Price on      Barrier Price on
                                      any day during the      any day during the      Hypothetical
                                      Monitoring Period:      Monitoring Period:        Physical
                                                                                        Delivery        Hypothetical
                                        Hypothetical             Hypothetical          Amount as        Cash Delivery
      Hypothetical Final                 Payment at               Payment at           Number of          Amount as
   Share Price as Percentage             Maturity as              Maturity as        Shares of the      Percentage of
              of                       Percentage of            Percentage of          Reference        Initial Share
      Initial Share Price             Principal Amount         Principal Amount          Stock             Price
      -------------------             ----------------         ----------------          -----             -----
            200.00%                       100.00%                  100.00%                n/a               n/a

            175.00%                       100.00%                  100.00%                n/a               n/a

            150.00%                       100.00%                  100.00%                n/a               n/a

            125.00%                       100.00%                  100.00%                n/a               n/a

            100.00%                       100.00%                  100.00%                n/a               n/a

             95.00%                       100.00%              Physical or Cash            10             95.00%
                                                               Delivery Amount

             90.00%                       100.00%              Physical or Cash            10             90.00%
                                                               Delivery Amount

             85.00%                       100.00%              Physical or Cash            10             85.00%
                                                               Delivery Amount

             80.00%                       100.00%              Physical or Cash            10             80.00%
                                                               Delivery Amount

             79.50%                         n/a                Physical or Cash            10             79.50%
                                                               Delivery Amount

             50.00%                         n/a                Physical or Cash            10             50.00%
                                                               Delivery Amount

             25.00%                         n/a                Physical or Cash            10             25.00%
                                                               Delivery Amount

              0.00%                         n/a                Physical or Cash            10              0.00%
                                                               Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (GG): 4.78% of each stated interest payment (13.30% in total) will be treated as an interest payment and 8.52% of each stated interest payment (13.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DSX): 4.78% of each stated interest payment (21.20% in total) will be treated as an interest payment and 16.42% of each stated interest payment (21.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.78% of each stated interest payment (18.15% in total) will be treated as an interest payment and 13.37% of each stated interest payment (18.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): 4.78% of each stated interest payment (9.40% in total) will be treated as an interest payment and 4.62% of each stated interest payment (9.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ICE): 4.78% of each stated interest payment (17.85% in total) will be treated as an interest payment and 13.07% of each stated interest payment (17.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NMX): 4.78% of each stated interest payment (19.05% in total) will be treated as an interest payment and 14.27% of each stated interest payment (19.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 4.78% of each stated interest payment (13.60% in total) will be treated as an interest payment and 8.82% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DRYS): 4.78% of each stated interest payment (18.60% in total) will be treated as an interest payment and 13.82% of each stated interest payment (18.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JNPR): 4.78% of each stated interest payment (13.60% in total) will be treated as an interest payment and 8.82% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): 4.78% of each stated interest payment (14.00% in total) will be treated as an interest payment and 9.22% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD): 4.78% of each stated interest payment (24.90% in total) will be treated as an interest payment and 20.12% of each stated interest payment (24.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.78% of each stated interest payment (26.40% in total) will be treated as an interest payment and 21.62% of each stated interest payment (26.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 4.78% of each stated interest payment (16.55% in total) will be treated as an interest payment and 11.77% of each stated interest payment (16.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): 4.78% of each stated interest payment (15.50% in total) will be treated as an interest payment and 10.72% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 4.78% of each stated interest payment (22.35% in total) will be treated as an interest payment and 17.57% of each stated interest payment (22.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 4.78% of each stated interest payment (21.30% in total) will be treated as an interest payment and 16.52% of each stated interest payment (21.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EBAY): 4.78% of each stated interest payment (8.95% in total) will be treated as an interest payment and 4.17% of each stated interest payment (8.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CRNT): 4.78% of each stated interest payment (21.65% in total) will be treated as an interest payment and 16.87% of each stated interest payment (21.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NILE): 4.78% of each stated interest payment (28.75% in total) will be treated as an interest payment and 23.97% of each stated interest payment (28.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.78% of each stated interest payment (16.00% in total) will be treated as an interest payment and 11.22% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): 4.78% of each stated interest payment (12.15% in total) will be treated as an interest payment and 7.37% of each stated interest payment (12.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JCI): 4.78% of each stated interest payment (10.25% in total) will be treated as an interest payment and 5.47% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AES): 4.78% of each stated interest payment (11.80% in total) will be treated as an interest payment and 7.02% of each stated interest payment (11.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.78% of each stated interest payment (19.85% in total) will be treated as an interest payment and 15.07% of each stated interest payment (19.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 4.78% of each stated interest payment (15.25% in total) will be treated as an interest payment and 10.47% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LVS): 4.78% of each stated interest payment (14.20% in total) will be treated as an interest payment and 9.42% of each stated interest payment (14.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BIDU): 4.78% of each stated interest payment (18.40% in total) will be treated as an interest payment and 13.62% of each stated interest payment (18.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (COH): 4.78% of each stated interest payment (10.90% in total) will be treated as an interest payment and 6.12% of each stated interest payment (10.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MYL): 4.78% of each stated interest payment (10.50% in total) will be treated as an interest payment and 5.72% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFR): 4.78% of each stated interest payment (14.95% in total) will be treated as an interest payment and 10.17% of each stated interest payment (14.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JOYG): 4.78% of each stated interest payment (13.70% in total) will be treated as an interest payment and 8.92% of each stated interest payment (13.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CLB): 4.78% of each stated interest payment (9.30% in total) will be treated as an interest payment and 4.52% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KIM): 4.78% of each stated interest payment (9.25% in total) will be treated as an interest payment and 4.47% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CUTR): 4.78% of each stated interest payment (13.35% in total) will be treated as an interest payment and 8.57% of each stated interest payment (13.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HLX): 4.78% of each stated interest payment (12.35% in total) will be treated as an interest payment and 7.57% of each stated interest payment (12.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): 4.78% of each stated interest payment (11.00% in total) will be treated as an interest payment and 6.22% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GE): 4.78% of each stated interest payment (8.50% in total) will be treated as an interest payment and 3.72% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RACK): 4.78% of each stated interest payment (18.10% in total) will be treated as an interest payment and 13.32% of each stated interest payment (18.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KEY): 4.78% of each stated interest payment (9.10% in total) will be treated as an interest payment and 4.32% of each stated interest payment (9.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.78% of each stated interest payment (17.55% in total) will be treated as an interest payment and 12.77% of each stated interest payment (17.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): 4.78% of each stated interest payment (9.35% in total) will be treated as an interest payment and 4.57% of each stated interest payment (9.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JBLU): 4.78% of each stated interest payment (15.15% in total) will be treated as an interest payment and 10.37% of each stated interest payment (15.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SLB): 4.78% of each stated interest payment (9.30% in total) will be treated as an interest payment and 4.52% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): 4.78% of each stated interest payment (11.40% in total) will be treated as an interest payment and 6.62% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GLW): 4.78% of each stated interest payment (10.55% in total) will be treated as an interest payment and 5.77% of each stated interest payment (10.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 4.78% of each stated interest payment (18.10% in total) will be treated as an interest payment and 13.32% of each stated interest payment (18.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 4.78% of each stated interest payment (17.75% in total) will be treated as an interest payment and 12.97% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Banks's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Goldcorp Inc. is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. Its assets comprise Red Lake, Porcupine (51% interest) and Musselwhite (68% interest) gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the Amapari gold mine in Brazil, the La Coipa gold/silver mine (50% interest) in Chile, the San Martin gold mine in Honduras, the Peak gold mine in Australia, and the Wharf and Marigold (67% interest) gold mines in the United States. Its development projects include the Red Lake mine, the Los Filos gold project and Penasquito gold/silver projects in Mexico, the Eleonore gold project in Canada, the Pueblo Viejo gold project in the Dominican Republic, and the Cerro Blanco gold project in Guatemala. In April 2007, Goldcorp sold its Amapari mine in Brazil to Peak Gold Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o Diana Shipping Inc. is primarily a holding company. The Company, together with its subsidiaries, is engaged in the ocean transportation of dry bulk cargoes worldwide through the ownership and operation of bulk carrier vessels. The Company's fleet consists of dry bulk carriers that transport iron ore, coal, grain and other dry cargoes along worldwide shipping routes that have a total capacity of 2.0 million deadweight tons. As of December 31, 2006, its operating fleet consisted of 13 Panamax dry bulk carriers and two Capesize dry bulk carriers that had a combined carrying capacity of approximately 1.1 million deadweight tons. Each of its vessels is owned through a separate wholly owned Panamanian and Marshall Islands subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32458.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o IntercontinentalExchange, Inc. operates as an electronic global futures and over-the-counter (OTC) marketplace for trading an array of energy products. It also operates as a soft commodities exchange. IntercontinentalExchange offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company's marketplace brings together buyers and sellers of derivative and physical commodities contracts. IntercontinentalExchange also offers open-outcry trading in Board of Trade of the City of New York, Inc.'s (NYBOT) regulated futures and options markets. The Company conducts its OTC business directly and its regulated energy futures business through its wholly owned subsidiary, ICE Futures. It operates in three segments: energy futures, OTC and market data. On January 12, 2007, it acquired NYBOT. In July 2007, the Company acquired ChemConnect, Inc.'s commodity trading business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32671.

     o NYMEX Holdings, Inc. (NYMEX Holdings) is a provider of financial services to the energy and metals industries. It is engaged in providing clearing and settlement services through its clearinghouse to a range of participants in these industries. The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (NYMEX Exchange) and Commodity Exchange, Inc. (COMEX). On NYMEX Exchange, customers primarily trade energy futures and options contracts, including contracts for crude oil, natural gas, heating oil and gasoline. On COMEX, customers trade metals futures and options contracts, including contracts for gold, silver, copper and aluminum. In addition, the Company offers soft commodities futures contracts for coffee, sugar, cocoa, cotton and orange juice. NYMEX ClearPort Clearing provides for the clearing of trades in over-the-counter derivatives executed off-exchange that are converted into positions in listed Exchange futures and options.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33149.

     o NYSE Euronext (NYSE Euronext), formerly NYSE Group, Inc. (NYSE Group), is a holding company created by the combination of NYSE Group, Inc. and Euronext N.V. (Euronext). NYSE Euronext operates a liquid exchange group offering a diverse array of financial products and services. The Company brings together six cash equities exchanges in five countries and six derivatives exchanges, and also provides for listings, trading in cash equities, equity and interest rate derivatives, bonds, and the distribution of market data. NYSE Group is a wholly owned subsidiary of NYSE Euronext that operates two securities exchanges: the New York Stock Exchange LLC (the NYSE) and NYSE Arca, Inc. (formerly known as the Pacific Exchange). Euronext operates cash and derivatives exchanges through its subsidiaries in Belgium, France, the Netherlands and Portugal, in addition to services for derivatives markets in the United Kingdom.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o DryShips Inc. owns and operates drybulk carriers that operate worldwide. The Company owns and operate a fleet of 35 vessels. The Company's fleet consists of five Capesize drybulk carriers, 29 Panamax drybulk carriers, and one Handymax drybulk carriers. The fleet carries a variety of drybulk commodities, including major bulks, such as coal, iron ore and grains, and minor bulks, such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, DryShips has also chartered-in a Panamax bulkcarrier for a period of three years commencing in December 2005. During the year ended December 31, 2006, two of its customers accounted for more than 10% of its voyage revenues: Baumarine AS (25%) and Oldendorff Carriers Gmbh (13%).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51141.

     o Juniper Networks, Inc. designs and sells products and services that together provide its customers with Internet protocol (IP) network solutions.The Company's operations are organized into three operating segments: Infrastructure, SLT and Service. The Infrastructure segment primarily offers scalable router products that are used to control and direct network traffic from the core, through the edge, aggregation and the customer premise equipment level. The SLT segment offers solutions that meet an array of customer's priorities, from protecting the network itself, and protecting data on the network, to maximizing existing bandwidth and acceleration of applications across a distributed network. The Service segment delivers services to customers of the Infrastructure and SLT segments. During the year ended December 31, 2005, the Company acquired Kagoor Networks, Inc., Redline Networks, Inc., Peribit Networks, Inc, Acorn Packet Solutions, Inc. and Funk Software, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26339.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc. acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities worldwide. It provides processing solutions for the computing, graphics and consumer electronics markets. During the year ended December 31, 2006, the Company offered primarily x86 microprocessors, for the commercial and consumer markets, which are used for control and computing tasks, and embedded microprocessors for commercial, commercial client and consumer markets. On October 25, 2006, the Company acquired ATI Technologies Inc. As a result of the acquisition, the Company began to supply three-dimensional (3D) graphics, video and multimedia products, and chipsets for personal computers (PCs), including desktop and notebook PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phones, digital television and game consoles. It operates through four segments: Computation Products, Embedded Products, Graphics and Chipsets, and Consumer Electronics.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Southwestern Energy Company is an integrated energy company primarily focused on natural gas. Through its wholly owned subsidiaries, the Company is engaged in natural gas and oil exploration and production business. It operates principally in three segments: exploration and production, natural gas distribution and marketing. The Company's exploration and production activities are concentrated in the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. It's wholly owned subsidiary, Arkansas Western Gas Company, referred to as Arkansas Western, operates integrated natural gas distribution systems in northern Arkansas. The Company provides marketing services in each of its core areas of operation through its gas-marketing subsidiary, Southwestern Energy Services Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o NutriSystem Inc. is a marketer and provider of weight management system based on a portion-controlled, prepared-meal program. The Company's customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with milk, fruit and vegetables. Most of its customers order on an auto delivery basis (Auto-delivery), in which it sends a month's food supply on an ongoing basis until notified by the customer to stop its shipments. The Company's food is shelf stable at room temperature and lasts for up to two years. As part of its weight management program, the Company provides online and telephone counseling, and support to its customers using its trained diet counselors.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28551.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o eBay Inc. (eBay) provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses. eBay operates in three business segments: Marketplaces, Payments and Communications. Marketplaces segment provides the infrastructure to enable online commerce in a variety of platforms, including the traditional eBay.com platform, Shopping.com, Classifieds Websites and Rent.com. Payments segment, which consists of PayPal, enables individuals or businesses to send and receive payments online. Communications segment, which consists of Skype, enables voice-over Internet protocol calls between Skype users, as well as connectivity to fixed-line and mobile telephones. On February 13, 2007, it completed the acquisition of StubHub, an online marketplace for the resale of event tickets. In May 2007, eBay acquired StumbleUpon, an early-stage company that helps people discover and share content online.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-24821.

     o Ceragon Networks Ltd. (Ceragon) design, develops, manufactures and sells high-capacity, point-to-point wireless backhaul solutions. The Company's products are used primarily by cellular operators to transport voice and data traffic in the backhaul, the segment of the telecommunications network that connects base stations to switch locations on the core network. Its products are also used by other telecommunications service providers that operate wired or wireless networks, and by organizations and enterprises that operate their own private networks based primarily on synchronous digital hierarchy/synchronous optical network technologies (SDH/SONET )and Internet protocol (IP) technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30862.

     o Blue Nile, Inc. is an online retailer of diamonds and jewelry. The Company's primary website is located at www.bluenile.com. Blue Nile also operates the www.bluenile.co.uk and www.bluenile.ca Websites in the United Kingdom and Canada, respectively. The Company's Websites showcase thousands of independently certified diamonds and styles of jewelry, including rings, wedding bands, earrings, necklaces, pendants, bracelets and watches. Blue Nile specializes in the customization of diamond jewelry with its Build Your Own feature that offers customers the ability to customize diamond rings, pendants and earrings. Blue Nile's merchandise consists of diamonds and jewelry, with a particular focus on engagement diamonds and settings. The Company's diamond supplier relationships allow it to display suppliers' diamond inventories on the Blue Nile Websites for sale to consumers without holding the diamonds in its inventory until the products are ordered by customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50763.

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. On October 1, 2006, JPMorgan Chase completed the acquisition of The Bank of New York Company, Inc.'s consumer, business banking and middle-market banking businesses. On July 1, 2006, it completed the sale of its life insurance and annuity underwriting businesses. On April 21, 2006, JPMorgan Chase completed the acquisition of private-label credit card receivables and approximately 21 million accounts from Kohl's Corporation. On March 1, 2006, the Company acquired Collegiate Funding Services. In May 2007, the Company completed the acquisition of Xign Corporation, which will be known as JPMorgan Xign Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o Johnson Controls, Inc. (Johnson Controls) is engaged in the building efficiency business. It is a global supplier of heating, ventilation, and air-conditioning (HVAC) mechanical equipment and services. The Company operates in three primary businesses: building efficiency, automotive experience, and power solutions. The building efficiency business is engaged in designing, producing, marketing and installing HVAC equipment and building control systems that monitor, automate and integrate building operating equipment and conditions. Automotive experience provides seating, instrument panel, overhead, floor console and door systems to more than 35 million vehicles annually. The Company's power solutions business services both automotive original equipment manufacturers, and the general vehicle battery aftermarket. On December 9, 2005, the Company acquired York International Corporation. In June 2006, the Company acquired Berg Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05097.

     o The AES Corporation a global power company is a holding company that through its subsidiaries, operates a portfolio of electricity generation and distribution businesses in 27 countries on five continents. The Company operates two types of businesses. The first is its distribution business, which it refers to as Utilities, in which it operates electric utilities and sells power to customers in the retail (including residential), commercial, industrial and governmental sectors. The second is its Generation business, where it sells power to wholesale customers, such as utilities or other intermediaries. In addition to its traditional generation and distribution operations, it is also developing an alternative energy business. During the year ended December 31, 2006, it operated in seven segments, which include Latin America Generation, Latin America Utilities, North America Generation, North America Utilities, Europe & Africa Generation, Europe & Africa Utilities and Asia Generation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12291.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Las Vegas Sands Corp. (LVSC) owns and operates The Venetian Resort Hotel Casino (The Venetian) and The Sands Expo and Convention Center (The Sands Expo Center) in Las Vegas, Nevada, and The Sands Macao Casino (The Sands Macao) in Macao, China. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (The Palazzo), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (The Venetian Macao) and other casino resort properties on the Cotai Strip in Macao. During the year ended December 31, 2006, the Company was awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. It is also exploring other integrated resort opportunities in Asia, Europe and the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373.

     o Baidu.com, Inc. (Baidu) is a Chinese-language Internet search provider. The Company conducts its operations principally through Baidu Online, its wholly owned subsidiary in Beijing, the People's Republic of China. In addition, it conducts part of its operations through Baidu Netcom, a limited liability company in Beijing, the People's Republic of China, which holds the licenses and approvals necessary to operate Baidu's Websites and provide online advertising services. Baidu offers a Chinese-language search platform, which consists of its Websites and certain online application software, as well as Baidu Union, which is its network of third-party Websites and software applications. It primarily provides Chinese language Internet search services to enable users to find information online, including Web pages, news, images and multimedia files, through links provided on its Websites. In April 2006, the Company established Baidu Times, a wholly owned subsidiary in Beijing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51469.

     o Coach, Inc. (Coach) is a designer and marketer of handbags and accessories. The Company offers luxury lifestyle accessories to the customers and provides consumers with fresh and relevant products. Coach's handbags and accessories use a range of quality fabrics and materials. Coach's primary product offerings include handbags, women's and men's accessories, footwear, outerwear, business cases, sunwear, watches, travel bags, jewelry and fragrance. It operates in two business segments: Direct-to-Consumer and Indirect. Handbag sales accounted for approximately 64% of net sales during the fiscal year ended June 30, 2007 (fiscal 2007). Accessories sales accounted for 28% of net sales during fiscal 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16153.

     o Mylan Laboratories Inc. (Mylan) is engaged in developing, licensing, manufacturing, marketing and distributing generic, brand and branded generic pharmaceutical products. The Company obtains new generic products primarily through internal product development. In addition, it licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the United States Food and Drug Administration (FDA) through the Abbreviated New Drug Application (ANDA) process, which requires the Company to demonstrate bioequivalence to a reference brand product. On January 8, 2007, the Company purchased 51.5% of Matrix Laboratories Limited (Matrix). Matrix is primarily engaged in the manufacture of active pharmaceutical ingredients (API) and solid oral dosage products. As of March 31, 2007, Mylan operated through two segments: Mylan Segment and the Matrix Segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09114.

     o MEMC Electronic Materials, Inc. is engaged in the design, manufacture and sale of silicon wafers. The Company provides wafers in sizes ranging from 100 millimeters (four inch) to 300 millimeters (12 inch).

          It offers wafers in three general categories: prime polished, epitaxial and test/monitor. Depending on market conditions, the Company also sells intermediate products, such as polysilicon, silane gas, partial ingots and scrap wafers to semiconductor device and equipment makers, solar customers, flat panel and other industries. The Company's wafers vary in diameter, surface features, composition, purity levels, crystal properties and electrical properties. These wafers range from 100 millimeter to 300 millimeter in diameter. Its wafers are used as a starting material for the manufacture of various types of semiconductor devices, including microprocessor, memory, logic and power devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13828.

     o Joy Global Inc. manufactures and services mining equipment for the extraction of coal and other minerals and ores. The Company's equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals worldwide The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals, and offers service locations near mining regions worldwide. P&H is a producer of surface mining equipment for the extraction of ores and minerals, and provides operational support for many types of equipment used in surface mining. On July 31, 2006, Joy completed the acquisition of the Stamler mining equipment business from the Oldenburg Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299.

     o Core Laboratories N.V. (Core Lab) is a provider of reservoir description, production enhancement and reservoir management services to the oil and gas industry. These products and services are directed toward enabling the Company's clients to improve reservoir performance and increase oil and gas recovery from their producing fields. It has over 70 offices in more than 50 countries. Core Lab derives its revenues from services and product sales to clients in the oil and gas industry. Its reservoir optimization services and technologies are interrelated and are organized into three complementary segments:
          Reservoir Description, which encompasses the characterization of petroleum reservoir rock, fluid and gas samples; Production Enhancement, which includes products and services relating to reservoir well completions, perforations, stimulations and production, and Reservoir Management, which combines and integrates information from reservoir description and production enhancement services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14273.

     o Kimco Realty Corporation (Kimco) is an owner and operator of neighborhood and community shopping centers. As of January 31, 2007, the Company had interests in 1,348 properties, totaling approximately
          175.4 million square feet of gross leasable area (GLA) located in 45 states in the United States, Canada, Mexico and Puerto Rico. The Company's ownership interests in real estate consist of its consolidated portfolio, and in portfolios where the Company owns an economic interest, such as properties in the Company's investment management program, in which the Company partners with institutional investors and also retains management. At December 31, 2006, Kimco's five largest tenants were The Home Depot, TJX Companies, Sears Holdings, Kohl's and Wal-Mart. During the year ended December 31, 2006, Kimco acquired, in separate transactions, 40 operating properties, comprising an aggregate 4.8 million square feet of GLA, and it disposed of, in separate transactions, 28 operating properties.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10899.

     o Cutera, Inc. (Cutera) is a global medical device company specializing in the design, development, manufacture, marketing and servicing of laser and other light-based aesthetics systems for practitioners worldwide. The Company offers products based on three platforms:
          CoolGlide, Xeo and Solera, which enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to perform safe, effective and non-invasive aesthetic procedures for their customers. CoolGlide offers hair removal, treatment of a range of vascular lesions, including leg and facial veins, and laser genesis, a non-ablative procedure to promote healthy looking skin, reduce pore size and improve skin texture. The Xeo platform of products combines pulsed light and laser applications in a single platform. Solera is a compact tabletop system designed to support a single technology platform.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Helix Energy Solutions Group, Inc. (Helix Energy Solutions or Helix), is an energy services company that provides development solutions and related services to the energy market and specializes in the exploitation of marginal fields, including exploration of unproven fields where it employs its services on its own oil and gas properties, as well as providing services to the open market. In 2006, the Company and Remington Oil and Gas Corporation announced an agreement under which the Company to acquire Remington. Remington is an exploration, development and production company with operations in the Gulf of Mexico.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32936.

     o General Electric Company (GE) is a diversified industrial corporation. It is engaged in developing, manufacturing and marketing a variety of products for the generation, transmission, distribution, control and utilization of electricity. During the year ended December 31, 2006, GE completed the sales of its Advanced Materials business by Industrial and GE Life, its United Kingdm-based life insurance business. During 2006, GE acquired IDX Systems Corporation, ZENON Environmental Inc. and Biacore International AB. In November 2006, GE Fanuc Embedded Systems acquired Radstone Technology PLC. In December 2006, Energy Metals Corporation's subsidiary, Golden Predator Mines Inc., acquired Springer Mining Company from GE. On March 15, 2007, GeoEye Inc. acquired M.J. Harden Associates, Inc., from GE. In May 2007, Smiths Group PLC sold its aerospace businesses to GE. In May 2007, STV Partners Corporation, the Japanese unit of GE, acquired a 97.15% interest in SANYO ELECTRIC CREDIT CO., LTD.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035.

     o Rackable Systems, Inc. (Rackable Systems) is a provider of high-density compute servers based on an open architecture approach, targeting scale out data center deployments. Rackable Systems also designs, markets and sell a range of high-capacity storage systems, which leverage many of its core server technologies. The Company's products are designed to provide benefits in the areas of density, thermal management, remote management, ease of serviceability and flexible power distribution. It also offers flexibility and control in component selection to match the specific environmental and application requirements of its customers. The Company bases its products on open standard components, such as processors from Advanced Micro Devices and Intel, operating systems, such as Linux and Windows. Rackable Systems markets its systems primarily through its direct sales force predominantly to enterprises within the United States. On September 11, 2006, it acquired Terrascale Technologies, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51333.

     o KeyCorp is a bank-based financial holding company. Its subsidiaries provide a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two business groups: Community Banking and National Banking. As of December 31, 2006, these services were provided through subsidiaries operating 950 full-service retail banking branches (KeyCenters), a telephone banking call center services group and 2,050 automated teller machines (ATMs), in sixteen states in the United States. In March 2007, Nationstar Mortgage LLC acquired Parsippany, New Jersey-based, Champion Mortgage origination platform from the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302.

     o JetBlue Airways Corporation (JetBlue), incorporated in August 1998, is a low-cost passenger airline that provides customer service at low fares primarily on point-to-point routes. As of February 14, 2007, JetBlue operated approximately 502 daily flights. The Company serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. The Company operates a fleet of 98 Airbus A320 and 23 EMBRAER 190 aircrafts. The Company's operations primarily consists of transporting passengers on its aircraft, with domestic United States operations, including Puerto Rico, accounting for approximately 97.1% of its capacity during the year ended December 31, 2006.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-49728.

     o Schlumberger Limited (Schlumberger) is an oilfield service company supplying a range of technology services and solutions to the international petroleum industry. It consists of two business segments: Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a range of technology services and solutions to the international oil and gas industry. WesternGeco is an advanced surface seismic company. Schlumberger's products and services include the evaluation and development of oil reservoirs (controlled digging, pumping and testing services), well construction and production consulting, and sale of software programs. The Company also offers storage tank and seismic monitoring services. In May 2007, the Company acquired Insensys Oil & Gas Ltd. On April 28, 2006, Schlumberger acquired the remaining 30% interest in WesternGeco from Baker Hughes Incorporated, thereby making it a wholly owned subsidiary of the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04601.

     o Southwestern Energy Company is an integrated energy company primarily focused on natural gas. Through its wholly owned subsidiaries, the Company is engaged in natural gas and oil exploration and production business. It operates principally in three segments: exploration and production, natural gas distribution and marketing. The Company's exploration and production activities are concentrated in the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. It's wholly owned subsidiary, Arkansas Western Gas Company, referred to as Arkansas Western, operates integrated natural gas distribution systems in northern Arkansas. The Company provides marketing services in each of its core areas of operation through its gas-marketing subsidiary, Southwestern Energy Services Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o Corning Incorporated (Corning) is a global, technology-based corporation that operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Display technologies segment manufactures liquid crystal display (LCD) glass for flat panel displays. Telecommunications segment manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry. Environmental Technologies segment manufactures ceramic substrates and filters for automobile and diesel applications. Life Sciences segment manufactures glass and plastic consumables for scientific applications. On December 31, 2006, the Company, through its wholly owned subsidiary, Dow Corning Enterprises, Inc. (DCEI), sold its 60% ownership interest in DC Dongjue Silicone Group Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03247.

Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first and second quarter of 2007 and the period from July 1, 2007 through September 25, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                  Goldcorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                16.59                   12.89                    14.81
     4/1/2004             6/30/2004                15.05                   10.11                    11.67
     7/1/2004             9/30/2004                13.94                   10.93                    13.86
    10/1/2004            12/31/2004                15.79                   13.02                    15.04

     1/1/2005             3/31/2005                15.51                   12.85                    14.21
     4/1/2005             6/30/2005                16.1                    12.04                    15.78
     7/1/2005             9/30/2005                21.06                   15.01                    20.04
    10/1/2005            12/30/2005                22.78                   17.49                    22.28

     1/1/2006             3/31/2006                30.44                   22.28                    29.25
     4/1/2006             6/30/2006                41.66                   24.07                    30.22
     7/1/2006             9/29/2006                31.59                   21.63                    23.6
    10/1/2006            12/29/2006                31.47                   20.35                    28.44

     1/1/2007             3/31/2007                29.49                   23.01                    24.02
     4/1/2007             6/30/2007                26.93                   22.36                    23.69
     7/1/2007             9/25/2007                30.68                   21.00                    29.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Diana Shipping Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                18.2                    15.5                     16.54
     4/1/2005             6/30/2005                17.2                    13                       14.64
     7/1/2005             9/30/2005                16.9                    12.32                    16.5
    10/1/2005            12/30/2005                16.99                   11.4                     12.86

     1/1/2006             3/31/2006                13.59                   11.09                    12.11
     4/1/2006             6/30/2006                12.59                    9.5                     10.75
     7/1/2006             9/29/2006                14.15                   10                       13.33
    10/1/2006            12/29/2006                15.95                   13.09                    15.81

     1/1/2007             3/31/2007                20.79                   15.71                    17.61
     4/1/2007             6/30/2007                23.15                   17.51                    22.4
     7/1/2007             9/25/2007                29.68                   19.50                    28.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                55.55                   44.72                    47.1
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/25/2007                38.27                   29.10                    34.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                52.05                   47.99                    51.7
     4/1/2004             6/30/2004                52.88                   44.83                    46.5
     7/1/2004             9/30/2004                47.47                   42.99                    44.12
    10/1/2004            12/31/2004                49.06                   42.1                     48.18

     1/1/2005             3/31/2005                49.99                   44.05                    44.94
     4/1/2005             6/30/2005                48.14                   43.8                     46.23
     7/1/2005             9/30/2005                46.81                   42.91                    45.52
    10/1/2005            12/30/2005                49.76                   44                       48.53

     1/1/2006             3/31/2006                49.58                   44.81                    47.23
     4/1/2006             6/30/2006                50.72                   47.15                    48.25
     7/1/2006             9/29/2006                50.35                   46.22                    49.67
    10/1/2006            12/29/2006                57                      48.83                    55.7

     1/1/2007             3/31/2007                56.28                   48.05                    51.34
     4/1/2007             6/30/2007                55.55                   50.41                    51.29
     7/1/2007             9/25/2007                52.97                   44.66                    46.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          IntercontinentalExchange Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                44.21                    26                       36.35

     1/1/2006             3/31/2006                73.59                    36                       69.05
     4/1/2006             6/30/2006                82.4                     45.27                    57.94
     7/1/2006             9/29/2006                77.919                   51.77                    75.07
    10/1/2006            12/29/2006               113.85                    72.15                    107.9

     1/1/2007             3/31/2007               167                      108.15                   122.21
     4/1/2007             6/30/2007               162.47                   120.56                   147.85
     7/1/2007             9/25/2007               174.15                   117.25                   151.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Nymex Holdings Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    10/1/2006            12/29/2006                152                      59                      124.01

     1/1/2007             3/31/2007                141.99                  116                      135.76
     4/1/2007             6/30/2007                148                     118.15                   125.63
     7/1/2007             9/25/2007                142.64                  105                      125.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NYSE Euronext
                                    (06 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day              Period-End
                                                 Price of the            Price of the           Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock           the Reference
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  ------                 ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                90.35                   66.98                    79.25
     4/1/2006             6/30/2006                80.45                   48.62                    68.48
     7/1/2006             9/29/2006                74.83                   56.05                    74.75
    10/1/2006            12/29/2006               112                      71.4                     97.2

     1/1/2007             3/31/2007               109.5                    80.51                    93.75
     4/1/2007             6/30/2007               101                      72.335                   73.62
     7/1/2007             9/25/2007                84.50                   64.26                    76.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  DryShips Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                23.9                    17.9                     19.49
     4/1/2005             6/30/2005                19.6                    15.4                     16.51
     7/1/2005             9/30/2005                17.48                   13.8                     17.23
    10/1/2005            12/30/2005                17.3                    11.81                    12.2199

     1/1/2006             3/31/2006                13.84                    9.9                     10.58
     4/1/2006             6/30/2006                11.25                    8.5                     10.79
     7/1/2006             9/29/2006                14.89                   10.28                    13.4
    10/1/2006            12/29/2006                18.06                   12.63                    18.01

     1/1/2007             3/31/2007                23.67                   16.85                    22.53
     4/1/2007             6/30/2007                44.75                   22.66                    43.38
     7/1/2007             9/25/2007                88.90                   43.51                    87.5999


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Juniper Networks Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                31.25                   18.75                    26.02
     4/1/2004             6/30/2004                27.87                   19.65                    24.57
     7/1/2004             9/30/2004                25.99                   20.01                    23.6
    10/1/2004            12/31/2004                30.25                   23.08                    27.19

     1/1/2005             3/31/2005                27.48                   20.6                     22.06
     4/1/2005             6/30/2005                27.65                   19.65                    25.18
     7/1/2005             9/30/2005                27.21                   22                       23.8
    10/1/2005            12/30/2005                24.68                   21                       22.3

     1/1/2006             3/31/2006                22.63                   16.98                    19.12
     4/1/2006             6/30/2006                20.3701                 14.33                    15.99
     7/1/2006             9/29/2006                17.52                   12.09                    17.28
    10/1/2006            12/29/2006                21.78                   16.5                     18.94

     1/1/2007             3/31/2007                20.92                   17.21                    19.68
     4/1/2007             6/30/2007                26                      19.63                    25.17
     7/1/2007             9/25/2007                37.57                   25.25                    35.7201


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                  in ($)                Stock in ($)
       ----                  ----                 ------                  ------                ------------
     1/1/2004             3/31/2004               16.445                  13.1                     15.695
     4/1/2004             6/30/2004               18.495                  13.865                   18.295
     7/1/2004             9/30/2004               18.465                  15.05                    17.745
    10/1/2004            12/31/2004               19.5                    15.93                    17.77

     1/1/2005             3/31/2005               23.765                  16.595                   21.505
     4/1/2005             6/30/2005               27.88                   20.15                    27.235
     7/1/2005             9/30/2005               34.965                  25.14                    33.75
    10/1/2005            12/30/2005               41.1                    30.495                   39.75

     1/1/2006             3/31/2006               44.15                   34.295                   37.97
     4/1/2006             6/30/2006               56.445                  37.1001                  42.37
     7/1/2006             9/29/2006               44.13                   25.88                    28.91
    10/1/2006            12/29/2006               37.03                   25.85                    30.03

     1/1/2007             3/31/2007               33.79                   27.18                    30.69
     4/1/2007             6/30/2007               42.59                   30.33                    34.8
     7/1/2007             9/25/2007               37.00                   27.76                    32.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Advance Micro Devices Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                17.5                    13.6                     16.23
     4/1/2004             6/30/2004                17.6                    13.65                    15.9
     7/1/2004             9/30/2004                15.9                    10.76                    13
    10/1/2004            12/31/2004                24.95                   13.09                    22.02

     1/1/2005             3/31/2005                22.3                    14.63                    16.12
     4/1/2005             6/30/2005                18.34                   14.08                    17.34
     7/1/2005             9/30/2005                25.75                   17.22                    25.2
    10/1/2005            12/30/2005                31.84                   20.22                    30.6

     1/1/2006             3/31/2006                42.7                    30.88                    33.16
     4/1/2006             6/30/2006                35.75                   23.46                    24.42
     7/1/2006             9/29/2006                27.9                    16.9                     24.85
    10/1/2006            12/29/2006                25.69                   19.9                     20.35

     1/1/2007             3/31/2007                20.63                   12.96                    13.06
     4/1/2007             6/30/2007                15.95                   12.6                     14.3
     7/1/2007             9/25/2007                16.19                   11.27                    13.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day            Period-End
                                                 Price of the            Price of the         Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock         the Reference
       Date                  Date                  in ($)                  in ($)               Stock in ($)
       ----                  ----                  ------                  ------               ------------
     1/1/2004             3/31/2004                2.587                   1.06                    2.4925
     4/1/2004             6/30/2004                2.6975                  1.7938                  2.3138
     7/1/2004             9/30/2004                3.1125                  2.3                     2.9325
    10/1/2004            12/31/2004                3.325                   2.3138                  3.0175

     1/1/2005             3/31/2005                5.0625                  2.9125                  4.5
     4/1/2005             6/30/2005                7.1875                  3.8775                  7.0988
     7/1/2005             9/30/2005               10.6                     6.1575                  9.89
    10/1/2005            12/30/2005               19.86                    8.5625                 15.815

     1/1/2006             3/31/2006               25.92                   15.9575                 24.275
     4/1/2006             6/30/2006               47.625                  24.5                    34.38
     7/1/2006             9/29/2006               34.88                   22.77                   25.28
    10/1/2006            12/29/2006               33.92                   23.2                    29.51

     1/1/2007             3/31/2007               38.85                   27.74                   35.88
     4/1/2007             6/30/2007               39.8                    30.3                    31.9
     7/1/2007             9/25/2007               35.32                   25.75                   33.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Southwestern Energy Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 6.21                    4.83                     6.03
     4/1/2004             6/30/2004                 7.23                    5.9025                   7.1675
     7/1/2004             9/30/2004                10.7125                  7.265                   10.4975
    10/1/2004            12/31/2004                13.8625                 10.1025                  12.6725

     1/1/2005             3/31/2005                15.77                   11.0225                  14.19
     4/1/2005             6/30/2005                23.865                  13.4375                  23.49
     7/1/2005             9/30/2005                37.44                   24                       36.7
    10/1/2005            12/30/2005                41.8                    31.155                   35.94

     1/1/2006             3/31/2006                44.28                   28.87                    32.19
     4/1/2006             6/30/2006                41.17                   23.66                    31.16
     7/1/2006             9/29/2006                39                      27.75                    29.87
    10/1/2006            12/29/2006                42.96                   27.23                    35.05

     1/1/2007             3/31/2007                41.64                   31.14                    40.98
     4/1/2007             6/30/2007                50.52                   40.75                    44.5
     7/1/2007             9/25/2007                46.45                   35.67                    42.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                NutriSystem Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 4.01                    1.69                     3.93
     4/1/2004             6/30/2004                 4                       1.65                     1.72
     7/1/2004             9/30/2004                 1.98                    1.09                     1.42
    10/1/2004            12/31/2004                 3.14                    1.42                     2.85

     1/1/2005             3/31/2005                 6.71                    2.81                     6.3
     4/1/2005             6/30/2005                15                       6                       14.76
     7/1/2005             9/30/2005                25.25                   14.52                    25.02
    10/1/2005            12/30/2005                44.15                   25.3                     36.02

     1/1/2006             3/31/2006                50                      33.9                     47.52
     4/1/2006             6/30/2006                76.33                   44.14                    62.13
     7/1/2006             9/29/2006                68.11                   45.45                    62.29
    10/1/2006            12/29/2006                76.2                    58.45                    63.39

     1/1/2007             3/31/2007                68.25                   40.82                    52.41
     4/1/2007             6/30/2007                70                      52.07                    69.8499
     7/1/2007             9/25/2007                74.09                   46.50                    49.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                21.02                    6.88                    20.62
     4/1/2004             6/30/2004                25.6                    19.1                     24.74
     7/1/2004             9/30/2004                25.9                    16.45                    23.4
    10/1/2004            12/31/2004                30.45                   20.52                    27.25

     1/1/2005             3/31/2005                29.93                    3                        3.24
     4/1/2005             6/30/2005                8.42                     3.3                      6.82
     7/1/2005             9/30/2005                9.49                     6.72                     8.86
    10/1/2005            12/30/2005                14.51                    7.62                    13.93

     1/1/2006             3/31/2006                16.83                   11.88                    14.44
     4/1/2006             6/30/2006                19.42                   14.06                    16.7
     7/1/2006             9/29/2006                16.85                   13.14                    15.6
    10/1/2006            12/29/2006                16.15                   13.8                     14.75

     1/1/2007             3/31/2007                15.1                    11.7                     13.29
     4/1/2007             6/30/2007                22.4                    13.31                    21.93
     7/1/2007             9/25/2007                23.11                   16.37                    20.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    eBay Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                36.02                   31.295                   34.64
     4/1/2004             6/30/2004                47.065                  34.53                    45.975
     7/1/2004             9/30/2004                47.945                  35.725                   45.97
    10/1/2004            12/31/2004                59.21                   45.22                    58.17

     1/1/2005             3/31/2005                58.885                  35                       37.26
     4/1/2005             6/30/2005                40.94                   30.78                    33.01
     7/1/2005             9/30/2005                44.98                   32.75                    41.2
    10/1/2005            12/30/2005                47.6                    37.22                    43.22

     1/1/2006             3/31/2006                47.86                   36.93                    39
     4/1/2006             6/30/2006                40.82                   28.2                     29.29
     7/1/2006             9/29/2006                29.48                   22.83                    28.36
    10/1/2006            12/29/2006                33.99                   27                       30.07

     1/1/2007             3/31/2007                34.35                   28.6                     33.15
     4/1/2007             6/30/2007                35.41                   30.41                    32.18
     7/1/2007             9/25/2007                39.40                   31.87                    39.0701


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Ceragon Networks Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004                8.74                     5.56                     6.31
     4/1/2004             6/30/2004                7.518                    4.66                     5.41
     7/1/2004             9/30/2004                5.99                     3.7                      4.96
    10/1/2004            12/31/2004                6.9                      4.69                     6.73

     1/1/2005             3/31/2005                6.77                     4.76                     5
     4/1/2005             6/30/2005                5.46                     4.1                      4.62
     7/1/2005             9/30/2005                5.12                     4.3                      4.81
    10/1/2005            12/30/2005                4.8                      3.4                      3.89

     1/1/2006             3/31/2006                5.19                     3.87                     4.81
     4/1/2006             6/30/2006                5.59                     4.1                      4.28
     7/1/2006             9/29/2006                4.72                     3.96                     4.21
    10/1/2006            12/29/2006                5.74                     4.18                     5.47

     1/1/2007             3/31/2007                6.33                     5.11                     5.68
     4/1/2007             6/30/2007               11.8552                   5.55                    11.4201
     7/1/2007             9/25/2007               18.60                    11.53                    17.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Blue Nile Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                41.7                    20.5                     37.61
     7/1/2004             9/30/2004                39.27                   21.65                    33.68
    10/1/2004            12/31/2004                35.7                    23.36                    27.62

     1/1/2005             3/31/2005                31.71                   24.15                    27.65
     4/1/2005             6/30/2005                33.29                   24.65                    32.69
     7/1/2005             9/30/2005                35.9                    30.12                    31.64
    10/1/2005            12/30/2005                44.35                   31.65                    40.31

     1/1/2006             3/31/2006                41.62                   29.21                    35.19
     4/1/2006             6/30/2006                37.65                   28.06                    32.16
     7/1/2006             9/29/2006                37.86                   24.1                     36.35
    10/1/2006            12/29/2006                39.99                   33.05                    36.89

     1/1/2007             3/31/2007                42.45                   36.54                    40.66
     4/1/2007             6/30/2007                62.3                    40.53                    60.4
     7/1/2007             9/25/2007               106.16                   60.6858                 100.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                43.84                   36.3                     41.95
     4/1/2004             6/30/2004                42.57                   34.62                    38.77
     7/1/2004             9/30/2004                40.25                   35.496                   39.73
    10/1/2004            12/31/2004                40.45                   36.321                   39.01

     1/1/2005             3/31/2005                39.69                   34.32                    34.6
     4/1/2005             6/30/2005                36.5                    33.35                    35.32
     7/1/2005             9/30/2005                35.95                   33.31                    33.93
    10/1/2005            12/30/2005                40.56                   32.92                    39.69

     1/1/2006             3/31/2006                42.43                   37.88                    41.64
     4/1/2006             6/30/2006                46.8                    39.33                    42
     7/1/2006             9/29/2006                47.49                   40.4                     46.96
    10/1/2006            12/29/2006                49                      45.51                    48.3

     1/1/2007             3/31/2007                51.95                   45.91                    48.38
     4/1/2007             6/30/2007                53.25                   47.7                     48.45
     7/1/2007             9/25/2007                50.48                   42.16                    46.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Johnson Controls Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                62.32                   56.25                    59.15
     4/1/2004             6/30/2004                60.2                    49.57                    53.38
     7/1/2004             9/30/2004                58.01                   50.97                    56.81
    10/1/2004            12/31/2004                63.98                   53.05                    63.44

     1/1/2005             3/31/2005                63.88                   55.25                    55.76
     4/1/2005             6/30/2005                58.2                    52.57                    56.33
     7/1/2005             9/30/2005                62.7                    55.88                    62.05
    10/1/2005            12/30/2005                75.22                   59.95                    72.91

     1/1/2006             3/31/2006                77.6                    66.36                    75.93
     4/1/2006             6/30/2006                90                      73.21                    82.22
     7/1/2006             9/29/2006                86.54                   66.75                    71.74
    10/1/2006            12/29/2006                88.44                   71.51                    85.92

     1/1/2007             3/31/2007                99.67                   84.28                    94.62
     4/1/2007             6/30/2007               117.75                   94.05                   115.77
     7/1/2007             9/25/2007               129.20                   99.50                   113.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AES Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                10.85                    7.65                     8.53
     4/1/2004             6/30/2004                10.24                    7.56                     9.93
     7/1/2004             9/30/2004                10.66                    9.09                     9.99
    10/1/2004            12/31/2004                13.71                    9.99                    13.67

     1/1/2005             3/31/2005                18.13                   12.53                    16.38
     4/1/2005             6/30/2005                17.56                   12.98                    16.38
     7/1/2005             9/30/2005                16.75                   14.64                    16.43
    10/1/2005            12/30/2005                17.25                   14.64                    15.83

     1/1/2006             3/31/2006                18.88                   15.63                    17.06
     4/1/2006             6/30/2006                18.85                   16.15                    18.45
     7/1/2006             9/29/2006                21.48                   18.25                    20.39
    10/1/2006            12/29/2006                23.85                   20.02                    22.04

     1/1/2007             3/31/2007                23.1                    19.44                    21.52
     4/1/2007             6/30/2007                24.24                   20.54                    21.88
     7/1/2007             9/25/2007                23.39                   16.69                    20.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                14.07                   10.59                    13.52
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.44                   31.3                     41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006            12/29/2006                93.159                  72.6                     84.84

     1/1/2007             3/31/2007                97.8                    81.9                     92.91
     4/1/2007             6/30/2007               127.61                   89.6                    122.04
     7/1/2007             9/25/2007               153.22                  111.62                   153.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Las Vegas Sands Corp.
                                    (05 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                53.98                   29                       48

     1/1/2005             3/31/2005                51.4                    41.41                    45
     4/1/2005             6/30/2005                45.34                   33.1                     35.75
     7/1/2005             9/30/2005                40.73                   30.87                    32.91
    10/1/2005            12/30/2005                46.44                   29.08                    39.47

     1/1/2006             3/31/2006                58.03                   38.44                    56.66
     4/1/2006             6/30/2006                78.9                    54.68                    77.86
     7/1/2006             9/29/2006                77.86                   57.6801                  68.35
    10/1/2006            12/29/2006                97.25                   66.06                    89.48

     1/1/2007             3/31/2007               109.45                   81                       86.61
     4/1/2007             6/30/2007                91.93                   71.24                    76.39
     7/1/2007             9/25/2007               142.27                   75.56                   139.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Baidu.com Inc. (ADS)
                                    (05 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005               153.98                   27                       64.02
    10/1/2005            12/30/2005                89.7                    60.08                    62.92

     1/1/2006             3/31/2006                69.9                    44.44                    56.07
     4/1/2006             6/30/2006                94.03                   54.25                    82.53
     7/1/2006             9/29/2006                96.67                   67.92                    87.54
    10/1/2006            12/29/2006               128.6799                 82.24                   112.69

     1/1/2007             3/31/2007               134.1                    93.44                    96.55
     4/1/2007             6/30/2007               172                      92.8                    167.98
     7/1/2007             9/25/2007               304.40                  161.00                   299.9299


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Coach Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                22.165                  16.875                   20.495
     4/1/2004             6/30/2004                23.05                   19.48                    22.595
     7/1/2004             9/30/2004                23.725                  17.99                    21.21
    10/1/2004            12/31/2004                28.85                   19.535                   28.2

     1/1/2005             3/31/2005                29.975                  25.73                    28.315
     4/1/2005             6/30/2005                34.24                   24.51                    33.57
     7/1/2005             9/30/2005                36.42                   30.1                     31.36
    10/1/2005            12/30/2005                36.84                   28.14                    33.34

     1/1/2006             3/31/2006                37.4                    31.68                    34.58
     4/1/2006             6/30/2006                35.66                   27.62                    29.9
     7/1/2006             9/29/2006                34.99                   25.18                    34.4
    10/1/2006            12/29/2006                44.99                   34.15                    42.96

     1/1/2007             3/31/2007                51.83                   42.47                    50.05
     4/1/2007             6/30/2007                54                      46.06                    47.39
     7/1/2007             9/25/2007                50.95                   40.29                    46.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Mylan Laboratories Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                26.35                   21.95                    22.73
     4/1/2004             6/30/2004                24.95                   19.8                     20.25
     7/1/2004             9/30/2004                20.65                   14.24                    18
    10/1/2004            12/31/2004                20                      16.24                    17.68

     1/1/2005             3/31/2005                18.19                   15.5                     17.72
     4/1/2005             6/30/2005                20.03                   15.21                    19.24
     7/1/2005             9/30/2005                20                      17.19                    19.26
    10/1/2005            12/30/2005                21.69                   18.29                    19.96

     1/1/2006             3/31/2006                25                      19.05                    23.4
     4/1/2006             6/30/2006                23.73                   19.72                    20
     7/1/2006             9/29/2006                23.49                   18.65                    20.13
    10/1/2006            12/29/2006                22.1                    19.72                    19.96

     1/1/2007             3/31/2007                22.75                   19.18                    21.14
     4/1/2007             6/30/2007                22.9                    17.95                    18.19
     7/1/2007             9/25/2007                18.34                   13.88                    15.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         MEMC Electronic Materials Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                11.73                    7.89                     9.15
     4/1/2004             6/30/2004                10.47                    7.81                     9.88
     7/1/2004             9/30/2004                 9.97                    7.33                     8.48
    10/1/2004            12/31/2004                13.28                    8.45                    13.25

     1/1/2005             3/31/2005                14.95                   10.7                     13.45
     4/1/2005             6/30/2005                16.89                   10.85                    15.77
     7/1/2005             9/30/2005                23.66                   15.71                    22.79
    10/1/2005            12/30/2005                24.68                   16.2                     22.17

     1/1/2006             3/31/2006                38.5                    22.6                     36.92
     4/1/2006             6/30/2006                48.8999                 30                       37.5
     7/1/2006             9/29/2006                41.3                    26.26                    36.63
    10/1/2006            12/29/2006                44.05                   31.94                    39.14

     1/1/2007             3/31/2007                64.09                   39.51                    60.58
     4/1/2007             6/30/2007                68.8                    52.22                    61.12
     7/1/2007             9/25/2007                64.68                   49.70                    62.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Joy Global Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day              Period-End
                                                 Price of the            Price of the           Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock           the Reference
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  ------                 ------------
     1/1/2004             3/31/2004                13.32                   11                       12.4667
     4/1/2004             6/30/2004                13.5556                 10.4267                  13.3067
     7/1/2004             9/30/2004                15.6889                 11.9689                  15.28
    10/1/2004            12/31/2004                19.8578                 14.3822                  19.3022

     1/1/2005             3/31/2005                26.1667                 17.1844                  23.3733
     4/1/2005             6/30/2005                25.8                    19.8467                  22.3933
     7/1/2005             9/30/2005                34.04                   22.0267                  33.64
    10/1/2005            12/30/2005                41.94                   27                       40

     1/1/2006             3/31/2006                61.91                   41.57                    59.77
     4/1/2006             6/30/2006                72.23                   44.75                    52.09
     7/1/2006             9/29/2006                53.85                   31.32                    37.57
    10/1/2006            12/29/2006                50.77                   35.59                    48.34

     1/1/2007             3/31/2007                55.8                    40.36                    42.9
     4/1/2007             6/30/2007                61.99                   42.43                    58.33
     7/1/2007             9/25/2007                65.50                   42.10                    48.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Core Laboratories N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                21.9                    15.73                     21.2
     4/1/2004             6/30/2004                24.68                   19.65                     23
     7/1/2004             9/30/2004                24.86                   19.61                     24.59
    10/1/2004            12/31/2004                25.81                   21.8                      23.35

     1/1/2005             3/31/2005                27.59                   21.43                     25.67
     4/1/2005             6/30/2005                27.45                   22.778                    26.82
     7/1/2005             9/30/2005                33.4                    26.55                     32.26
    10/1/2005            12/30/2005                39.84                   27.68                     37.36

     1/1/2006             3/31/2006                48.41                   37.31                     47.55
     4/1/2006             6/30/2006                68.74                   47.8                      61.04
     7/1/2006             9/29/2006                80.48                   55.14                     63.8
    10/1/2006            12/29/2006                92.76                   55.6                      81

     1/1/2007             3/31/2007                85.94                   73.22                     83.83
     4/1/2007             6/30/2007               103.88                   82.23                    101.69
     7/1/2007             9/25/2007               125.78                   96.58                    120.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Kimco Realty Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                25.66                   21.875                   25.49
     4/1/2004             6/30/2004                25.595                  19.765                   22.75
     7/1/2004             9/30/2004                25.9                    22.415                   25.65
    10/1/2004            12/31/2004                29.64                   25.265                   28.995

     1/1/2005             3/31/2005                29.09                   25.9                     26.95
     4/1/2005             6/30/2005                29.995                  26.17                    29.455
     7/1/2005             9/30/2005                33.35                   29.19                    31.42
    10/1/2005            12/30/2005                33.21                   27.81                    32.08

     1/1/2006             3/31/2006                42                      32.02                    40.64
     4/1/2006             6/30/2006                40.57                   34.2                     36.49
     7/1/2006             9/29/2006                43.15                   36.18                    42.87
    10/1/2006            12/29/2006                47.13                   42.13                    44.95

     1/1/2007             3/31/2007                53.6                    43.59                    48.74
     4/1/2007             6/30/2007                50.36                   36.92                    38.07
     7/1/2007             9/25/2007                47.58                   33.74                    45.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Cutera Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                14.59                   13.9                     14
     4/1/2004             6/30/2004                16.98                   10.79                    13.59
     7/1/2004             9/30/2004                14                      10.8                     11.28
    10/1/2004            12/31/2004                13.65                    9.21                    12.5

     1/1/2005             3/31/2005                19.87                   12.1                     19.28
     4/1/2005             6/30/2005                20                      14                       17.35
     7/1/2005             9/30/2005                26.27                   15.84                    25.94
    10/1/2005            12/30/2005                44.2                    21.6                     26.36

     1/1/2006             3/31/2006                32.13                   24.55                    27.12
     4/1/2006             6/30/2006                28.16                   16.35                    19.72
     7/1/2006             9/29/2006                26.88                   18.57                    26.59
    10/1/2006            12/29/2006                30.27                   24.79                    27

     1/1/2007             3/31/2007                37.81                   26.51                    36.19
     4/1/2007             6/30/2007                38.8                    22.15                    24.92
     7/1/2007             9/25/2007                26.71                   20.57                    26.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Helix Energy Solutions Inc
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                14                      11.37                    12.9
     4/1/2004             6/30/2004                15.62                   12.505                   15.16
     7/1/2004             9/30/2004                18.135                  13.955                   17.81
    10/1/2004            12/31/2004                21.855                  16.945                   20.375

     1/1/2005             3/31/2005                26.14                   19.11                    22.65
     4/1/2005             6/30/2005                26.94                   20.565                   26.185
     7/1/2005             9/30/2005                32.18                   25.975                   31.705
    10/1/2005            12/30/2005                40.17                   26.4                     35.89

     1/1/2006             3/31/2006                45.606                  32.85                    37.9
     4/1/2006             6/30/2006                45                      29.14                    40.36
     7/1/2006             9/29/2006                41.92                   31.12                    33.4
    10/1/2006            12/29/2006                37.3                    27.55                    31.37

     1/1/2007             3/31/2007                37.59                   27.89                    37.29
     4/1/2007             6/30/2007                41.5                    35.28                    39.91
     7/1/2007             9/25/2007                43.86                   33.90                    41.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Electric Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                34.57                   28.88                    30.52
     4/1/2004             6/30/2004                33.49                   29.55                    32.4
     7/1/2004             9/30/2004                34.53                   31.42                    33.58
    10/1/2004            12/31/2004                37.75                   32.65                    36.5

     1/1/2005             3/31/2005                36.89                   34.95                    36.06
     4/1/2005             6/30/2005                37.34                   34.15                    34.65
     7/1/2005             9/30/2005                35.78                   32.85                    33.67
    10/1/2005            12/30/2005                36.34                   32.67                    35.05

     1/1/2006             3/31/2006                35.63                   32.21                    34.78
     4/1/2006             6/30/2006                35.24                   32.78                    32.96
     7/1/2006             9/29/2006                35.65                   32.06                    35.3
    10/1/2006            12/29/2006                38.49                   34.62                    37.21

     1/1/2007             3/31/2007                38.28                   33.9                     35.36
     4/1/2007             6/30/2007                39.77                   34.55                    38.28
     7/1/2007             9/25/2007                42.07                   36.20                    41.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Rackable Systems Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                14.01                   11.62                    11.9
     7/1/2005             9/30/2005                14.5                    11.15                    13.16
    10/1/2005            12/30/2005                29.76                   13.21                    28.48

     1/1/2006             3/31/2006                53.1                    26.35                    52.85
     4/1/2006             6/30/2006                56                      31.56                    39.49
     7/1/2006             9/29/2006                40.42                   18.64                    27.37
    10/1/2006            12/29/2006                37.8                    25.75                    30.97

     1/1/2007             3/31/2007                32.48                   15.96                    16.97
     4/1/2007             6/30/2007                17.24                   11.25                    12.36
     7/1/2007             9/25/2007                14.49                   11.25                    12.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                     KeyCorp
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                33.23                   28.63                    30.29
     4/1/2004             6/30/2004                32.27                   28.23                    29.89
     7/1/2004             9/30/2004                32.02                   29                       31.6
    10/1/2004            12/31/2004                34.5                    31.35                    33.9

     1/1/2005             3/31/2005                34.05                   31                       32.45
     4/1/2005             6/30/2005                33.8                    31.52                    33.15
     7/1/2005             9/30/2005                35                      31.65                    32.25
    10/1/2005            12/30/2005                34.05                   30.1                     32.93

     1/1/2006             3/31/2006                37.67                   32.9                     36.8
     4/1/2006             6/30/2006                38.31                   34.24                    35.68
     7/1/2006             9/29/2006                38.15                   34.48                    37.44
    10/1/2006            12/29/2006                38.63                   35.73                    38.03

     1/1/2007             3/31/2007                39.9                    35.94                    37.47
     4/1/2007             6/30/2007                38.96                   34.15                    34.33
     7/1/2007             9/25/2007                37.09                   31.38                    32.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JetBlue Airways Corp.
                                    (02 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day            Period-End
                                                 Price of the            Price of the         Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock         the Reference
       Date                  Date                  in ($)                  in ($)               Stock in ($)
       ----                  ----                  ------                  ------               ------------
     1/1/2004             3/31/2004               19.58                   13.5267                  16.8333
     4/1/2004             6/30/2004               20.6667                 16.0067                  19.5867
     7/1/2004             9/30/2004               19.58                   13.4                     13.9467
    10/1/2004            12/31/2004               17.5467                 13.2467                  15.48

     1/1/2005             3/31/2005               15.64                   11.3733                  12.6933
     4/1/2005             6/30/2005               15.6333                 12.04                    13.6267
     7/1/2005             9/30/2005               15.2333                 11.3933                  11.7333
    10/1/2005            12/30/2005               16.85                   11.34                    15.38

     1/1/2006             3/31/2006               14.91                    9.65                    10.72
     4/1/2006             6/30/2006               12.92                    8.93                    12.14
     7/1/2006             9/29/2006               12.65                    9.23                     9.24
    10/1/2006            12/29/2006               15.6                     9.15                    14.2

     1/1/2007             3/31/2007               17.02                   11.33                    11.51
     4/1/2007             6/30/2007               12.08                    9.72                    11.75
     7/1/2007             9/25/2007               11.99                    8.53                     9.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Schlumberger Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                33.375                  26.2655                  31.925
     4/1/2004             6/30/2004                32.35                   27.375                   31.755
     7/1/2004             9/30/2004                33.925                  29.32                    33.655
    10/1/2004            12/31/2004                34.945                  30.505                   33.475

     1/1/2005             3/31/2005                39.16                   31.57                    35.24
     4/1/2005             6/30/2005                39.225                  32.31                    37.97
     7/1/2005             9/30/2005                43.9                    37.425                   42.19
    10/1/2005            12/30/2005                51.49                   38.6501                  48.575

     1/1/2006             3/31/2006                65.875                  49.2                     63.285
     4/1/2006             6/30/2006                74.75                   54                       65.11
     7/1/2006             9/29/2006                68.55                   54.23                    62.03
    10/1/2006            12/29/2006                69.3                    56.85                    63.16

     1/1/2007             3/31/2007                71.17                   55.68                    69.1
     4/1/2007             6/30/2007                89.2                    68.25                    84.94
     7/1/2007             9/25/2007               108.75                   81.26                   104.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Corning Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start           Period-End           Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                13.89                   10                       11.18
     4/1/2004             6/30/2004                13.19                   10.08                    13.06
     7/1/2004             9/30/2004                13.03                    9.29                    11.08
    10/1/2004            12/31/2004                12.96                   10.16                    11.77

     1/1/2005             3/31/2005                12.4                    10.61                    11.13
     4/1/2005             6/30/2005                17.08                   10.97                    16.62
     7/1/2005             9/30/2005                21.95                   16.03                    19.33
    10/1/2005            12/30/2005                21.62                   16.61                    19.66

     1/1/2006             3/31/2006                28.28                   19.35                    26.92
     4/1/2006             6/30/2006                29.61                   20.39                    24.19
     7/1/2006             9/29/2006                24.9                    17.5                     24.41
    10/1/2006            12/29/2006                25.57                   18.62                    18.71

     1/1/2007             3/31/2007                23.33                   18.12                    22.74
     4/1/2007             6/30/2007                26.67                   22.43                    25.55
     7/1/2007             9/25/2007                27.25                   21.47                    24.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

         We expect that delivery of the Notes will be made against payment for the Notes on or about September 28, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.





Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $38,532,000



                                   [RBC LOGO]



                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                               September 25, 2007